CUSIP No.   009710104                 13G                    Page  8 of 11 Pages


                            EXHIBIT 1 TO SCHEDULE 13G


                                  May 14, 1997



                  MORGAN STANLEY GROUP INC., MORGAN STANLEY & CO. INTERNATIONAL LTD., and MORGAN STANLEY & CO., INCORPORATED, hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.



            MORGAN  STANLEY  GROUP INC.


   BY:      /s/Bruce Bromberg
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            Bruce Bromberg / Counsel Morgan Stanley & Co. Incorporated


            MORGAN  STANLEY & CO. INTERNATIONAL LIMITED


   BY:      /s/Bruce Bromberg
            --------------------------------------------------------------------
            Bruce Bromberg / Counsel Morgan Stanley & Co. Incorporated



            MORGAN STANLEY & CO., INCORPORATED


   BY:      /s/Stuart J.M Breslow
            --------------------------------------------------------------------
            Stuart J.M Breslow / Principal Morgan Stanley & Co. Incorporated